Exhibit 3.35

New Nouveau	Brunswick

CANADA PROVINCE OF NEW BRUNSWICK BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT	CANADA PROVINCE DU NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS COMMERCIALES CERTIFICAT DE MODIFICATION

K.C.R. FISHERIES LTD.

Name of Corporation / Raison sociale de la corporation

503087

Corporation Number / Numéro de la corporation

I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended under the relevant section(s) of the Act, as applicable:

JE CERTIFIE que les statuts de la corporation mentionnée el-dessus ont été modifies en vertu des articles pertinents da la Loi, selon le cos:

(a)	Section 11 of the Business Corporation Act in accordance with the attached notice;

        Article 11 de la Loi sur les corporations commerciales conformément a l’avis ci-joint;

(b)	Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares; Article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints décrivant les actions d’une série ;

(c)	Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment;
Article	117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints ;

(d)	Section 132 of thé Business Corporations Act as set out in the attached Articles of Reorganization.
Article	132 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de réorganisation ci-joints.

/s/ [illegible]	April 24, 2006 – le 24 avril 2006
Director - Directeur	Date of Amendment - Date de modification

NEW BRUNSWICK BUSINESS CORPORATIONS ACT FORM 3 ARTICLES OF AMENDMENT (SECTION 26.116)	NOUVEAU-BRUNSWICK LOI SUR LES CORPORATIONS FORM 3 STATUTS DE MODIFICATION (ARTICLE 26,116)
1 - Name of Corporation - Raison social e de la corporation	2- Corporation No. - Numéro de la corporation
K.C.R. FISHERIES, LTD.	503087

3 - The articles of the above-mentioned corporation are amended as follows :	Les statuts de la corporation mentionnée lie sont modifies comme suit :

The other provisions are amended as follows: - Les autres dispositions sont modifiés comme sut :

See Schedule - Other Provisions / Voir annexe - D’autres dispositions

Date	Signature	Description of Office - Description du bureau

April 24, 2006	/s/ Kevin Murphy	Président
FOR DEPARTMENT USE ONLY RESERVE A L’USAGE DU MINISTÈRE Corporation No. - No. De Corporation 503087		Filed - Dépose 2006-04-24

TN# 641679

K.C.R. FISHERIES LTD.

Schedule - Other Provisions / Annexe - D’autres dispositions

The Corporation or any corporation with which it is affiliated, may, either directly or indirectly, give financial assistance by means of a loan, guarantee or otherwise

(a)	to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation, or

(b)	to any associate of any shareholder, director, officer or employee of the Corporation or of an affiliated corporation,

notwithstanding that,

(c)	the Corporation is, or after giving the financial assistance would be, unable to pay its liabilities as they become due, or

(d)	the realizable value of the Corporation’s asset’s excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure a guarantee, after giving the financial assistance, would be less than the aggregate of the Corporation’s liabilities and the stated capital of all classes.